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                                                            Exhibit No. 15

  November 12, 1996

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

  Dear Ladies and Gentlemen:

  We are aware that Calgon Carbon Corporation has included our report dated November 12, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Forms S-8 (No. 33-34019 and No. 333-01019). We are also aware of our responsibilities under the Securities Act of 1933.

  Yours very truly,



  Price Waterhouse LLP